Exhibit 10.2

TAX MATTERS AGREEMENT

by and among

AMERISOURCEBERGEN CORPORATION,

PHARMERICA, INC.,

KINDRED HEALTHCARE, INC.,

KINDRED PHARMACY SERVICES, INC.,

SAFARI HOLDING CORPORATION,

October 25, 2006

TAX MATTERS AGREEMENT

THIS TAX MATTERS AGREEMENT (this “Agreement”) is made and entered into as of the 25th day of October, 2006, by and among AmerisourceBergen Corporation, a Delaware corporation (“Hippo”), PharMerica, Inc., a Delaware corporation and wholly-owned subsidiary of Hippo (“HippoRx”), Kindred Healthcare, Inc., a Delaware corporation (“Rhino”), Kindred Pharmacy Services, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Rhino (“RhinoRx”), and Safari Holding Corporation, a Delaware corporation (“Newco” and, together with Hippo. HippoRx, Rhino and RhinoRx, the “Parties”), in each case on behalf of itself and its Affiliates.

WHEREAS, the Parties, Kindred Healthcare Operating, Inc., a Delaware corporation and wholly-owned subsidiary of Rhino, Hippo Merger Corporation, a Delaware corporation and wholly-owned subsidiary of Newco (“Hippo Merger Sub”), and Rhino Merger Corporation, a Delaware corporation and wholly-owned subsidiary of Newco (“Rhino Merger Sub”), entered into the Master Transaction Agreement dated as of October 25, 2006 (the “Master Transaction Agreement”), pursuant to which (i) Rhino will distribute to its stockholders all of the common stock of RhinoRx (the “RhinoRx Distribution”), (ii) Hippo will distribute to its stockholders all of the common stock of HippoRx (the “HippoRx Distribution” and, together with the RhinoRx Distribution, the “Distributions”), (iii) Rhino Merger Sub will merge with and into RhinoRx, with RhinoRx surviving (the “RhinoRx Merger”), and (iv) Hippo Merger Sub will merge with and into HippoRx, with HippoRx surviving (the “HippoRx Merger” and, together with the RhinoRx Merger, the “Mergers”);

WHEREAS, it is the intention of the Parties that each of the Distributions qualifies as a tax-free transaction described in Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”) and that Section 355(e) of the Code not apply to the Distributions as a result of the Mergers;

WHEREAS, Hippo and Rhino expect to receive private letter rulings from the Internal Revenue Service regarding certain tax aspects of the Distributions and Mergers;

WHEREAS, it is the intention of the Parties that the HippoRx Merger and RhinoRx Merger shall each constitute a “reorganization” within the meaning of Section 368(a) of the Code or an exchange described in Section 351 of the Code;

WHEREAS it is a condition to the obligation of each of Hippo and Rhino to consummate the Transactions that such Party receive a tax opinion confirming certain aspects of the intended tax treatment of the Transactions;

WHEREAS, Rhino, RhinoRx and certain of their respective direct and indirect Subsidiaries are members of an Affiliated Group of which Rhino is the common parent corporation, which Affiliated Group files a consolidated federal income Tax Return;

WHEREAS, Hippo, HippoRx and certain of their respective direct and indirect Subsidiaries are members of an Affiliated Group of which Hippo is the common parent corporation, which Affiliated Group files a consolidated federal income Tax Return; and

WHEREAS, in contemplation of the Distributions pursuant to which RhinoRx and certain of its direct and indirect Subsidiaries will cease to be members of the Affiliated Group of which Rhino is the common parent corporation, and HippoRx and certain of its direct and indirect Subsidiaries will cease to be members of the Affiliated Group of which Hippo is the common parent corporation, the Parties desire to set forth their agreement on the rights and obligations with respect to handling and allocating Taxes and related matters.

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions, covenants and provisions of this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Defined Terms. Capitalized terms used in this Agreement and not defined herein shall have the meanings set forth in the Master Transaction Agreement. For purposes of this Agreement, the following terms have the following meanings:

“Affiliated Group” means an affiliated group of corporations (as defined in Section 1504(a) of the Code).

“Final Determination” means any final determination of liability in respect of a Tax that, under Applicable Law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations), including a “determination” as defined in Section 1313(a) of the Code or execution of an IRS Form 870AD.

“Hippo Consolidated Group” means, with respect to U.S. federal Income Taxes, the Affiliated Group of which Hippo is a member, and with respect to any other Tax, any affiliated, consolidated, combined or unitary group of which any member of the Hippo Group is a member.

“Hippo Distribution Tax” means any Tax imposed on any member of the Hippo Group or any shareholder of Hippo resulting from, or directly arising in connection with, (i) the failure of the HippoRx Distribution to qualify under Section 355(a) or (c) or, if applicable, Section 361(c) of the Code (or any similar provisions of the Tax laws of any jurisdiction) or (ii) the application of Section 355(d) or (e) of the Code (or any similar provisions of the Tax laws of any jurisdiction) to the HippoRx Distribution.

“Hippo Group” means Hippo and its Subsidiaries other than the HippoRx Entities.

“Hippo Income Tax Return” means (i) any Tax Return that has been or will be filed by or with respect to any Hippo Consolidated Group on an affiliated, consolidated, combined or unitary basis and (ii) any HippoRx Separate Income Tax Return.

“HippoRx Non-Income Tax Return” means any Tax Return required to be filed by or with respect to any HippoRx Entity for a Tax period which ends on or before the Closing Date, other than a Hippo Income Tax Return.

“HippoRx Separate Income Tax Return” means any Tax Return with respect to an Income Tax that is required to be filed by or with respect to any HippoRx Entity for a Tax period which ends on or before the Closing Date, other than any Tax Return that has been or will be filed by or with respect to any Hippo Consolidated Group on an affiliated, consolidated, combined or unitary basis.

“HippoRx Tax Packages” means one or more packages of information relating to the HippoRx Entities reasonably necessary for the purpose of preparing Hippo Income Tax Returns or HippoRx Non-Income Tax Returns, or for the purpose of preparing Newco Tax Returns, completed in all material respects in accordance with the past practices of the members of the Hippo Group and the HippoRx Entities.

“Income Tax” means any federal, state, local or foreign (i) Tax on or measured by net income or (ii) franchise Tax.

“Interest” means interest at a rate per annum equal to the Prime Rate as published in the Wall Street Journal, Eastern Edition in effect from time to time during the period such interest accrues.

“IRS” means the United States Internal Revenue Service or any successor thereto, including, but not limited to its agents, representatives, and attorneys.

“Knowledge” of Hippo, Newco or Rhino, as the case may be, means the actual knowledge of such Person’s employees set forth on Schedule 1.01 under the heading “Knowledge of Hippo,” “Knowledge of Newco” or “Knowledge of Rhino,” as the case may be.

“Newco Capital Stock” means all classes or series of stock of Newco and all options, warrants, derivatives, rights to acquire stock, and other interests and instruments taken into account for purposes of determining a “50-percent or greater interest” within the meaning of Section 355(d)(4) of the Code.

“Newco Group” means Newco and its Subsidiaries after the Effective Time, including the HippoRx Entities and the RhinoRx Entities.

“Newco Straddle Period Tax Return” means any Newco Tax Return required to be filed with respect to both a Pre-Closing Tax Period and a Post-Closing Tax Period of any RhinoRx Entity or HippoRx Entity.

“Newco Tax Return” means any Tax Return required to be filed by a member of the Newco Group, other than any Hippo Income Tax Return, Rhino Income Tax Return, HippoRx Non-Income Tax Return or RhinoRx Non-Income Tax Return.

“Post-Closing Tax Period” means any Tax period beginning after the Closing Date; and, with respect to a Tax period that begins on or before the Closing Date and ends thereafter, the portion of such Tax period beginning after the Closing Date.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date; and, with respect to a Tax period that begins on or before the Closing Date and ends thereafter, the portion of such Tax period ending on the Closing Date.

“Proceeding” means any claim, examination, suit, action, litigation, assessment or proceeding (including any Tax audit), whether administrative or judicial.

“Rhino Consolidated Group” means, with respect to U.S. federal Income Taxes, the Affiliated Group of which Rhino is a member, and with respect to any other Tax, any affiliated, consolidated, combined or unitary group of which any member of the Rhino Group is a member.

“Rhino Distribution Tax” means any Tax imposed on any member of the Rhino Group or any shareholder of Rhino resulting from, or directly arising in connection with, (i) the failure of the RhinoRx Distribution to qualify under Section 355(a) or (c) or, if applicable, Section 361(c) of the Code (or any similar provisions of the Tax laws of any jurisdiction) or (ii) the application of Section 355(d) or (e) of the Code (or any similar provisions of the Tax laws of any jurisdiction) to the RhinoRx Distribution.

“Rhino Group” means Rhino and its Subsidiaries other than the RhinoRx Entities.

“Rhino Income Tax Return” means (i) any Tax Return that has been or will be filed by or with respect to any Rhino Consolidated Group on an affiliated, consolidated, combined or unitary basis and (ii) any RhinoRx Separate Income Tax Return.

“RhinoRx Non-Income Tax Return” means any Tax Return required to be filed by or with respect to any RhinoRx Entity for a Tax period which ends on or before the Closing Date, other than a Rhino Income Tax Return.

“RhinoRx Separate Income Tax Return” means any Tax Return with respect to an Income Tax that is required to be filed by or with respect to any RhinoRx Entity for a Tax period which ends on or before the Closing Date, other than any Tax Return that has been or will be filed by or with respect to any Rhino Consolidated Group on an affiliated, consolidated, combined or unitary basis.

“RhinoRx Tax Packages” means one or more packages of information relating to the RhinoRx Entities reasonably necessary for the purpose of preparing Rhino Income Tax Returns or RhinoRx Non-Income Tax Returns, or for the purpose of preparing Newco Tax Returns, completed in all material respects in accordance with the past practices of the members of the Rhino Group and the RhinoRx Entities.

“Tax Asset” means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute that could be carried forward or back to reduce Taxes (including without limitation deductions and credits related to alternative minimum Taxes).

“Tax Item” means, with respect to any Income Tax, any item of income, gain, loss, deduction or credit.

“Treasury Regulations” means the U.S. federal income Tax regulations, as amended, including temporary regulations, promulgated under the Code.

ARTICLE 2

ADMINISTRATIVE AND COMPLIANCE MATTERS

Section 2.01. Sole Tax Sharing Agreement. Any and all existing Tax Sharing Agreements, whether written or unwritten, between any member of the Rhino Group or Hippo Group, on the one hand, and any member of the Newco Group, on the other hand, shall be terminated as of the Closing Date as between such Parties. As of the Closing Date, neither the members of the Newco Group nor the members of the Rhino Group or Hippo Group shall have any further rights or liabilities under any such agreement, and this Agreement shall be the sole Tax Sharing Agreement between the members of the Newco Group and the members of the Rhino Group or the Hippo Group.

Section 2.02. Designation of Agent.

(a) Newco and each member of the Newco Group, in each case with respect to any Rhino Consolidated Group of which such Person was a member on or prior to the Closing Date, hereby irrevocably authorizes Rhino to designate a member of the Rhino Group, or a successor of such member, as its agent, coordinator, and administrator, for the purpose of taking any and all actions (including the execution of waivers of applicable statutes of limitation) with respect to any Rhino Income Tax Return or RhinoRx Non-Income Tax Return, which are necessary or incidental to the filing of any Tax Return, any amended Tax Return, or any claim for refund, credit or offset of Tax (even where an item or Tax Asset giving rise to an amended Tax Return or refund claim arises in a Post-Closing Tax Period) or to any Proceedings, and for the purpose of making payments to, or collecting refunds from, any Taxing Authority, in each case relating to any Pre-Closing Tax Period. Each such designated member of the Rhino Group covenants to Newco that it shall be responsible to see that all such administrative matters relating thereto shall be handled properly and appropriately.

(b) Newco and each member of the Newco Group, in each case with respect to any Hippo Consolidated Group of which such Person was a member on or prior to the Closing Date, hereby irrevocably authorizes Hippo to designate a member of the Hippo Group, or a successor of such member, as its agent, coordinator, and administrator, for the purpose of taking any and all actions (including the execution of waivers of applicable statutes of limitation) with respect to any Hippo Income Tax Return or HippoRx Non-Income Tax Return, which are necessary or incidental to the filing of any Tax Return, any amended Tax Return, or any claim for refund, credit or offset of Tax (even where an item or Tax Asset giving rise to an amended Tax Return or refund claim arises in a Post-Closing Tax Period) or to any Proceedings, and for the purpose of making payments to, or collecting refunds from, any Taxing Authority, in each case relating to any Pre-Closing Tax Period. Each such designated member of the Hippo Group covenants to Newco that it shall be responsible to see that all such administrative matters relating thereto shall be handled properly and appropriately.

Section 2.03. Rhino Income Tax Returns. Rhino and the members of the Rhino Group shall prepare or cause to be prepared, with the assistance of the members of the Newco Group, and file or cause to be filed all Rhino Income Tax Returns for any Pre-Closing Tax Period. Rhino and the members of the Rhino Group shall have the right, in their sole discretion, to make any and all decisions and elections with respect to any Rhino Income Tax Returns. In addition, with respect to all Pre-Closing Tax Periods, Rhino and the members of the Rhino Group shall have the right, in their sole discretion, to file, prosecute, compromise or settle any claims for refunds with respect to Rhino Income Tax Returns or amend any Rhino Income Tax Returns. Rhino shall include the RhinoRx Entities in any applicable Rhino Income Tax Return filed with respect to a Rhino Consolidated Group through the close of business on the Closing Date. Subject to the foregoing, such Tax Returns shall be prepared in a manner that is consistent with the prior practice of the members of the Rhino Group and the RhinoRx Entities, provided that an inconsistent position may be taken if such position would not adversely impact any RhinoRx Entity. Rhino shall provide to Newco for its comments a draft of (i) each RhinoRx Separate Income Tax Return and (ii) the portions of each other Rhino Income Tax Return that relate to the RhinoRx Entities (or, at Rhino’s option, a pro forma Tax Return that relates solely to the RhinoRx Entities) no later than 10 days prior to the due date for filing such Tax Return, including any extensions thereof, provided that any final decision with respect to the reporting of any item on such Tax Return shall be made by Rhino. With respect to any Tax year that includes the Closing Date, Rhino will deliver to Newco forms of the RhinoRx Tax Packages, and Newco and the members of the Newco Group shall complete and deliver to Rhino all such RhinoRx Tax Packages no later than 30 days after receipt of such forms from Rhino.

Section 2.04. Certain Allocations Related to Rhino and Newco Income Tax Returns.

(a) General Allocation of Rhino and Newco Income. Rhino will determine the items of income, gain, loss, deduction and credit of the RhinoRx Entities to be included on each Rhino Income Tax Return filed by a Rhino Consolidated Group for any taxable year in which any RhinoRx Entity ceases to be a member of the Rhino Consolidated Group in good faith in accordance with Treasury Regulations Section 1.1502-76(b) (or any comparable provision of state or local law). Newco, RhinoRx and the RhinoRx Affiliates shall file their respective Tax Returns for the taxable period beginning on the first day after the Closing Date consistently with such determinations.

(b) Transaction Treated as Extraordinary Items. In determining the apportionment of income and Taxes between any Pre-Closing Tax Period and Post-Closing Tax Period, any Tax Items relating to the Distributions shall be treated as extraordinary items described in Treasury Regulations Section 1.1502-76(b)(2)(ii)(C) and shall (to the extent occurring on or prior to the Closing Date) be allocated to Pre-Closing Tax Periods, and any Taxes related to such items shall be treated under Treasury Regulations Section 1.1502-76(b)(2)(iv) as relating to such extraordinary item and shall (to the extent occurring on or prior to the Closing Date) be allocated to Pre-Closing Tax Periods.

(c) Apportionment of Earnings and Profits and Tax Attributes. Rhino shall in good faith determine the portion, if any, of any earnings and profits, Tax Asset, or other consolidated, combined or unitary attribute which Rhino determines shall be allocated or apportioned to the RhinoRx Entities under applicable law. RhinoRx and all members of the Newco Group shall prepare all Tax Returns in accordance with such determination. In the event that any temporary or final amendments to Treasury Regulations are promulgated after the date of this Agreement that provide for any election to apply such regulations retroactively, then any such election shall be made only to the extent that Rhino and RhinoRx collectively agree to make such election.

Section 2.05. RhinoRx Non-Income Tax Returns. Rhino and the members of the Rhino Group shall prepare or cause to be prepared, with the assistance of the members of the Newco Group, and file or cause to be filed all RhinoRx Non-Income Tax Returns. Such Tax Returns shall be prepared in a manner consistent with the prior practice of the Rhino Group and the RhinoRx Entities. With respect to the Tax period that includes the Closing Date, Newco and the members of the Newco Group shall prepare and deliver to Rhino all RhinoRx Tax Packages no later than 10 days before the earliest due date for filing any RhinoRx Non-Income Tax Returns.

Section 2.06. Hippo Income Tax Returns. Hippo and the members of the Hippo Group shall prepare or cause to be prepared, with the assistance of the members of the Newco Group, and file or cause to be filed all Hippo Income Tax Returns for any Pre-Closing Tax Period. Hippo and the members of the Hippo Group shall have the right, in their sole discretion, to make any and all decisions and elections with respect to any Hippo Income Tax Returns. In addition, with respect to all Pre-Closing Tax Periods, Hippo and the members of the Hippo Group shall have the right, in their sole discretion, to file, prosecute, compromise or settle any claims for refunds with respect to Hippo Income Tax Returns or amend any Hippo Income Tax Returns. Hippo shall include the HippoRx Entities in any applicable Hippo Income Tax Return filed with respect to a Hippo Consolidated Group through the close of business on the Closing Date. Subject to the foregoing, such Tax Returns shall be prepared in a manner that is consistent with the prior practice of the members of the Hippo Group and the HippoRx Entities, provided that an inconsistent position may be taken if such position would not adversely impact any HippoRx Entity. Hippo shall provide to Newco for its comments a draft of (i) each HippoRx Separate Income Tax Return and (ii) the portions of each other Hippo Income Tax Return that relate to the HippoRx Entities (or, at Hippo’s option, a pro forma Tax Return that relates solely to the HippoRx Entities) no later than 10 days prior to the due date for filing such Tax Return, including any extensions thereof, provided that any final decision with respect to the reporting of any item on such Tax Return shall be made by Hippo. With respect to any Tax year that includes the Closing Date, Hippo will deliver to Newco forms of the HippoRx Tax Packages, and Newco and the members of the Newco Group shall complete and deliver to Hippo all such HippoRx Tax Packages no later than 30 days after receipt of such forms from Hippo.

Section 2.07. Certain Allocations Related to Hippo and Newco Income Tax Returns.

(a) General Allocation of Hippo and Newco Income. Hippo will determine the items of income, gain, loss, deduction and credit of the HippoRx Entities to be included on each Hippo Income Tax Return filed by a Hippo Consolidated Group for any taxable year in which any HippoRx Entity ceases to be a member of the Hippo Consolidated Group in good faith in accordance with Treasury Regulations Section 1.1502-76(b) (or any comparable provision of state or local law). Newco, HippoRx and the HippoRx Affiliates shall file their respective Tax Returns for the taxable period beginning on the first day after the Closing Date consistently with such determinations.

(b) Transaction Treated as Extraordinary Items. In determining the apportionment of income and Taxes between any Pre-Closing Tax Period and Post-Closing Tax Period, any Tax Items relating to the Distributions shall be treated as extraordinary items described in Treasury Regulations Section 1.1502-76(b)(2)(ii)(C) and shall (to the extent occurring on or prior to the Closing Date) be allocated to Pre-Closing Tax Periods, and any Taxes related to such items shall be treated under Treasury Regulations Section 1.1502-76(b)(2)(iv) as relating to such extraordinary item and shall (to the extent occurring on or prior to the Closing Date) be allocated to Pre-Closing Tax Periods.

(c) Apportionment of Earnings and Profits and Tax Attributes. Hippo shall in good faith determine the portion, if any, of any earnings and profits, Tax Asset, or other consolidated, combined or unitary attribute which Hippo determines shall be allocated or apportioned to the HippoRx Entities under applicable law. HippoRx and all members of the Newco Group shall prepare all Tax Returns in accordance with such determination. In the event that any temporary or final amendments to Treasury Regulations are promulgated after the date of this Agreement that provide for any election to apply such regulations retroactively, then any such election shall be made only to the extent that Hippo and HippoRx collectively agree to make such election.

Section 2.08. HippoRx Non-Income Tax Returns. Hippo and the members of the Hippo Group shall prepare or cause to be prepared, with the assistance of the members of the Newco Group, and file or cause to be filed all HippoRx Non-Income Tax Returns. Such Tax Returns shall be prepared in a manner consistent with the prior practice of the Hippo Group and the HippoRx Entities. With respect to the Tax period that includes the Closing Date, Newco and the members of the Newco Group shall prepare and deliver to Hippo all HippoRx Tax Packages no later than 10 days before the earliest due date for filing any HippoRx Non-Income Tax Returns.

Section 2.09. Newco Tax Returns. Newco and the members of the Newco Group shall prepare or cause to be prepared, and file or cause to be filed, all Newco Tax Returns. In the case of Newco Straddle Period Tax Returns, Newco shall include the relevant Pre-Closing Tax Period Tax information of the RhinoRx Entities and HippoRx Entities. Newco shall provide to Rhino a draft of each Newco Straddle Period Tax Return that relates to any RhinoRx Entity (with copies of any relevant schedules, work papers and other documentation then available) no later than 30 days prior to the due date, including extensions, for the filing of such Tax Return, for Rhino’s review and approval, which approval shall not be unreasonably withheld. Newco shall provide to Hippo a draft of each Newco Straddle Period Tax Return that relates to any HippoRx Entity (with copies of any relevant schedules, work papers and other documentation then available) no later than 30 days prior to the due date, including extensions, for the filing of such Tax Return, for Hippo’s review and approval, which approval shall not be unreasonably withheld. With respect to the Newco Straddle Period Tax Returns, Rhino and Hippo shall prepare and deliver to Newco all RhinoRx Tax Packages and HippoRx Tax Packages no later than 90 days before the due date, including extensions, for filing any such Tax Returns. To the extent practicable, so much of any Newco Straddle Period Tax Return as relates to the RhinoRx Entities shall be prepared in a manner consistent with the prior practice of the Rhino Group and the RhinoRx Entities and so much of any Newco Straddle Period Tax Return as relates to the HippoRx Entities shall be prepared in a manner consistent with the prior practice of the Hippo Group and the HippoRx Entities.

ARTICLE 3

PAYMENT OF TAXES

Section 3.01. Responsibility of Rhino. Rhino shall be liable for and shall timely pay, or cause to be paid, to the applicable Taxing Authority all Taxes required to be paid with respect to all Rhino Income Tax Returns and RhinoRx Non-Income Tax Returns. No Tax sharing payments shall be made by members of the Newco Group to members of the Rhino Group, or by members of the Rhino Group to members of the Newco Group, with respect to the Rhino Income Tax Returns.

Section 3.02. Responsibility of Hippo. Hippo shall be liable for and shall timely pay, or cause to be paid, to the applicable Taxing Authority all Taxes required to be paid with respect to all Hippo Income Tax Returns and HippoRx Non-Income Tax Returns. No Tax sharing payments shall be made by members of the Newco Group to members of the Hippo Group, or by members of the Hippo Group to members of the Newco Group, with respect to the Hippo Income Tax Returns.

Section 3.03. Responsibility of Newco. Newco shall timely pay, or cause to be paid, to the applicable Taxing Authority all Taxes required to be paid with respect to all Newco Tax Returns. The tax liability with respect to any Newco Straddle Period Tax Return shall be apportioned among Newco, Rhino and Hippo in a manner that reasonably reflects the portion of such tax liability attributable to Newco for the Post-Closing Tax Period, the RhinoRx Entities for the Pre-Closing Tax Period and the HippoRx Entities for the Pre-Closing Tax Period. In the case of any Tax that is imposed on a periodic basis and is payable with respect to a Newco Straddle Period Tax Return, the portion of such Tax related to the Pre-Closing Tax Period shall (x) in the case of any Tax other than gross receipts, sales or use Taxes and Taxes based upon or related to income, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on and including the Closing Date and the denominator of which is the number of days in the entire Tax period; provided, however, that the portion of any such Tax attributable to the Pre-Closing Tax Period shall be computed as if the Transactions did not occur and, therefore, any increase to the valuation of property that arises due to the Transactions shall not cause an increase in the Tax attributable to the Pre-Closing Tax Period and (y) in the case of any Tax based upon or related to income and any gross receipts, sales or use Tax, be deemed equal to the amount which would be payable if the relevant Tax period ended on and included the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Person that has incurred such Tax. Rhino and Hippo, as the case may be, shall reimburse Newco for any Taxes that Newco pays with respect to any Newco Straddle Period Tax Return which is allocable to RhinoRx or Hippo Rx, respectively, under this Section.

ARTICLE 4

REFUNDS AND OTHER MATTERS

Section 4.01. Refunds and Tax Benefits for Rhino. Rhino shall be entitled to all refunds and credits of Taxes, including any interest thereon, paid with respect to Rhino Income Tax Returns and RhinoRx Non-Income Tax Returns. Newco shall promptly pay or cause to be paid to Rhino all such refunds received by any member of the Newco Group. If (i) in lieu of receiving any such refund any member of the Newco Group reduces a Tax liability with respect to a Post-Closing Tax Period or increases a Tax Asset that can be carried forward to a Post-Closing Tax Period or (ii) as a result of an increase in Tax liability with respect to a Rhino Income Tax Return or a RhinoRx Non-Income Tax Return, any member of the Newco Group reduces a Tax liability with respect to a Post-Closing Tax Period or increases a Tax Asset with respect to a Post-Closing Tax Period, Newco shall promptly pay or cause to be paid to Rhino the amount of such reduction in Tax liability or the amount of any benefit resulting from such increase in Tax Assets, as the case may be.

Section 4.02. Refunds and Tax Benefits for Hippo. Hippo shall be entitled to all refunds and credits of Taxes, including any interest thereon, paid with respect to Hippo Income Tax Returns and HippoRx Non-Income Tax Returns. Newco shall promptly pay or cause to be paid to Hippo all such refunds received by any member of the Newco Group. If (i) in lieu of receiving any such refund any member of the Newco Group reduces a Tax liability with respect to a Post-Closing Tax Period or increases a Tax Asset that can be carried forward to a Post-Closing Tax Period or (ii) as a result of an increase in Tax liability with respect to a Hippo Income Tax Return or a HippoRx Non-Income Tax Return, any member of the Newco Group reduces a Tax liability with respect to a Post-Closing Tax Period or increases a Tax Asset with respect to a Post-Closing Tax Period, Newco shall promptly pay or cause to be paid to Hippo the amount of such reduction in Tax liability or the amount of any benefit resulting from such increase in Tax Assets, as the case may be.

Section 4.03. Refunds with Respect to Newco Straddle Period Tax Returns. All refunds and credits of Taxes, including any interest thereon, paid with respect to Newco Straddle Period Tax Returns shall be apportioned among Newco, Rhino and Hippo in a manner that fairly reflects the apportionment principle in Section 3.03. Rhino, Hippo, or Newco, as the case may be, shall promptly pay or cause to be paid to each of the other Parties its apportioned share of each such refund or credit.

Section 4.04. Carryforwards and Carrybacks. To the extent permitted by Applicable Law, Newco shall (or shall cause or permit the members of the Newco Group to) elect to relinquish any carryback of a Tax Asset to any Pre-Closing Tax Period. No Party shall be obligated to compensate any other Party for the carryforward of Tax Assets from a Pre-Closing Tax Period to a Post-Closing Tax Period or for the carryback of Tax Assets from a Post-Closing Tax Period to a Pre-Closing Tax Period.

ARTICLE 5

COVENANTS AND REPRESENTATIONS RELATING TO THE TRANSACTIONS

Section 5.01. Representation of Rhino to Newco. Rhino represents and warrants to Newco as of the date hereof and as of the Closing Date that it has no plan or intention, and except as set forth on Schedule 5.01 (which Schedule Rhino agrees to update promptly as the result of any changed circumstances through the Effective Time), it has no Knowledge of any plan or intention of any other Person, to take any action that could prevent the RhinoRx Distribution from qualifying as a transaction described in Section 355(a) of the Code, including any action inconsistent with the information and representations relating to the qualification of the RhinoRx Distribution as a transaction described in Section 355(a) of the Code furnished to the IRS in connection with the request for a private letter ruling (or any supplemental rulings) with respect to the Distributions or to Tax counsel pursuant to Section 13.02(b) or 13.03(b) of the Master Transaction Agreement.

Section 5.02. Representation of Hippo to Newco. Hippo represents and warrants to Newco as of the date hereof and as of the Closing Date that it has no plan or intention, and except as set forth on Schedule 5.02 (which Schedule Hippo agrees to update promptly as the result of any changed circumstances through the Effective Time), it has no Knowledge of any plan or intention of any other Person, to take any action that could prevent the HippoRx Distribution from qualifying as a transaction described in Section 355(a) of the Code, including any action inconsistent with the information and representations relating to the qualification of the HippoRx Distribution as a transaction described in Section 355(a) of the Code furnished to the IRS in connection with the request for a private letter ruling (or any supplemental rulings) with respect to the Distributions or to Tax counsel pursuant to Section 13.02(b) or 13.03(b) of the Master Transaction Agreement.

Section 5.03. Representation of Rhino to Hippo. Rhino represents and warrants to Hippo as of the date hereof and as of the Closing Date that:

(a) it has no plan or intention to take any action that could cause Section 355(e) of the Code to apply to the HippoRx Distribution; and

(b) except as set forth on Schedule 5.03 (which Schedule Rhino agrees to update promptly as the result of any changed circumstances through the Effective Time), it has no Knowledge of any plan or intention of any other Person to take any action that could cause Section 355(e) of the Code to apply to the HippoRx Distribution.

Section 5.04. Representation of Hippo to Rhino. Hippo represents and warrants to Rhino as of the date hereof and as of the Closing Date that:

(a) it has no plan or intention to take any action that could cause Section 355(e) of the Code to apply to the RhinoRx Distribution; and

(b) except as set forth on Schedule 5.04 (which Schedule Hippo agrees to update promptly as the result of any changed circumstances through the Effective Time), it has no Knowledge of any plan or intention of any other Person to take any action that could cause Section 355(e) of the Code to apply to the RhinoRx Distribution.

Section 5.05. Representations of Newco. Each of Newco, RhinoRx, HippoRx and the other members of the Newco Group represents and warrants as of the date hereof and as of the Closing Date that it has no plan or intention, and except as set forth on Schedule 5.05 (which Schedule Newco agrees to update promptly as the result of any changed circumstances through the Effective Time), it has no Knowledge of any plan or intention of any other Person, to take any action that could prevent the Distributions from qualifying as transactions described in Section 355(a) of the Code or the RhinoRx Common Stock and HippoRx Common Stock from being treated as “qualified property” for purposes of Section 355(c)(2) or Section 361(c)(2) of the Code, including any action inconsistent with the information and representations furnished to the IRS in connection with the request for a private letter ruling (or any supplemental rulings) with respect to the Distributions or to Tax counsel pursuant to Section 13.02(b) or 13.03(b) of the Master Transaction Agreement.

Section 5.06. Covenant of Rhino to Newco. Rhino covenants to Newco that during the two-year period following the Closing Date it will not take any action that could prevent the RhinoRx Distribution from qualifying as a transaction described in Section 355(a) of the Code.

Section 5.07. Covenant of Hippo to Newco. Hippo covenants to Newco that during the two-year period following the Closing Date it will not take any action that could prevent the HippoRx Distribution from qualifying as a transaction described in Section 355(a) of the Code.

Section 5.08. Covenant of Rhino to Hippo. Rhino covenants to Hippo that during the two-year period following the Closing Date it will not take any action that could cause Section 355(e) of the Code to apply to the HippoRx Distribution.

Section 5.09. Covenant of Hippo to Rhino. Hippo covenants to Rhino that during the two-year period following the Closing Date it will not take any action that could cause Section 355(e) of the Code to apply to the RhinoRx Distribution.

Section 5.10. Covenants of Newco Relating to the Distributions.

(a) Newco covenants and agrees that: (i) during the two-year period following the Closing Date, no member of the Newco Group conducting a trade or business relied upon to satisfy the active trade or business requirement of Section 355(b) for purposes of the request for an IRS private letter ruling (or any supplemental rulings) with respect to the Distributions will liquidate, merge or consolidate with any other Person, (ii) during the two-year period following the Closing Date, no member of the Newco Group conducting a trade or business relied upon to satisfy the active trade or business requirement of Section 355(b) for purposes of the request for an IRS private letter ruling (or any supplemental rulings) with respect to the Distributions will sell or otherwise dispose of any of its material assets, except in the ordinary course of business, (iii) during the two-year period following the Closing Date, RhinoRx and HippoRx will continue (independently from Rhino and Hippo and with separate employees, officers and directors from Rhino and Hippo) the active conduct of the historic businesses relied upon in connection with the Distributions that were conducted by RhinoRx and HippoRx, respectively, throughout the five year period prior to the Distributions, (iv) it will not take, nor will it permit any member of the Newco Group to take, any action inconsistent with the information and representations furnished to the IRS in connection with the request for a private letter ruling (or any supplemental rulings) with respect to the Distributions or to Tax counsel pursuant to Section 13.02(b) or 13.03(b) of the Master Transaction Agreement, (v) during the two-year period following the Closing Date, it will not, and will not permit any member of the Newco Group, to purchase Newco Capital Stock, (vi) during the two-year period following the Closing Date, it will not issue Newco Capital Stock to any Person, other than (pursuant to the exercise of employee, director or consultant stock options, stock awards, stock purchase rights or other employment related arrangement under any stock incentive plan in existence immediately after the Mergers, provided in each case that such stock issuance meets the requirements for the safe harbor contained in Treasury Regulations Section 1.355-7(d)(8), (vii) during the two-year period following the Closing Date, it will not make any change in equity structure (including stock issuances, pursuant to the exercise of options, option grants or otherwise, option issuances, capital contributions, or acquisitions, but not including the Distributions or Mergers or the grant of options or issuance of stock described in (vi)); (viii) it will not enter into any transaction or, to the extent it has the right to prohibit any such transaction, permit such transaction to occur, or enter into negotiations to enter into any transaction that may cause the Distributions to be treated as part of a plan or series of related transactions pursuant to which one or more persons acquire directly or indirectly Newco Capital Stock representing a “50-percent or greater interest” within the meaning of Section 355(d)(4) of the Code, and (viii) it will not take any other action that could prevent the Distributions from qualifying as transactions described in Section 355(a) of the Code or the RhinoRx Common Stock and HippoRx Common Stock from being treated as “qualified property” for purposes of Section 355(c)(2) or Section 361(c)(2) of the Code.

(b) Notwithstanding the foregoing, a member of the Newco Group may take actions inconsistent with the covenants contained in Section 5.10(a), if:

(i) Newco obtains a ruling from the IRS to the effect that such actions will not result in the Distributions being taxable to Hippo, Rhino or their respective shareholders, or

(ii) Newco obtains an unqualified opinion of counsel recognized as an expert in federal Income Tax matters and acceptable to Rhino and Hippo to the same effect as Section 5.10(b)(i), provided that such opinion is reasonably acceptable to Rhino and Hippo.

Section 5.11. Other Covenants of Newco. Newco covenants and agrees that (i) it will not, and will not cause or permit any member of the Newco Group to (A) take any action on the Closing Date after the Mergers other than in the ordinary course of business; or (B) make or change any Tax election, amend any Tax Return, take any Tax position on any Tax Return, or take or omit to take any other action that results in any increased Tax liability or reduction of any Tax Asset of the Rhino Group, the Hippo Group, the RhinoRx Entities or the HippoRx Entities in respect of any Pre-Closing Tax Period or Post-Closing Tax Period and (ii) all RhinoRx Tax Packages delivered pursuant to Sections 2.03 and 2.05 and all HippoRx Tax Packages delivered pursuant to Sections 2.06 and 2.08, as the case may be, will be true, correct and complete in all material respects.

ARTICLE 6

OTHER REPRESENTATIONS

Section 6.01. Rhino Representations. Except as set forth in Schedule 6.01, Rhino represents and warrants to Newco that:

(a) All material Tax Returns required by Applicable Law to be filed with any Taxing Authority by, or on behalf of, any RhinoRx Entity have been filed when due in accordance with all Applicable Law, and all such Tax Returns are true and complete in all material respects.

(b) Each RhinoRx Entity has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all material Taxes due and payable, or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual for all material Taxes through the end of the last period for which the RhinoRx Entities ordinarily record items on their respective books.

(c) The income and franchise Tax Returns of the RhinoRx Entities through the Tax year ended December 31, 1999 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under Applicable Law, after giving effect to extensions or waivers, has expired.

(d) There is no claim, audit, action, suit, proceeding or investigation now pending or, to Rhino’s knowledge, threatened against or with respect to the RhinoRx Entities in respect of any material Tax or material Tax asset.

(e) No RhinoRx Entity has been a member of an affiliated, consolidated, combined or unitary group since January 1, 2003, other than one of which Rhino was the common parent.

(f) Schedule 6.01(f) contains a list of all jurisdictions (whether foreign or domestic) in which any RhinoRx Entity currently files Tax Returns.

Section 6.02. Hippo Representations. Except as set forth in Schedule 6.02, Hippo represents and warrants to Newco that:

(a) All material Tax Returns required by Applicable Law to be filed with any Taxing Authority by, or on behalf of, any HippoRx Entity have been filed when due in accordance with all Applicable Law, and all such Tax Returns are true and complete in all material respects.

(b) Each HippoRx Entity has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all material Taxes due and payable, or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual for all material Taxes through the end of the last period for which the HippoRx Entities ordinarily record items on their respective books.

(c) The income and franchise Tax Returns of the HippoRx Entities through the Tax year ended December 31, 1997 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under Applicable Law, after giving effect to extensions or waivers, has expired.

(d) There is no claim, audit, action, suit, proceeding or investigation now pending or, to Hippo’s knowledge, threatened against or with respect to the HippoRx Entities in respect of any material Tax or material Tax asset.

(e) No HippoRx Entity has been a member of an affiliated, consolidated, combined or unitary group since January 1, 2003 other than one of which Hippo was the common parent.

(f) Schedule 6.02(f) contains a list of all jurisdictions (whether foreign or domestic) in which any HippoRx Entity currently files Tax Returns.

ARTICLE 7

INDEMNIFICATION

Section 7.01. Indemnification of Rhino by Newco. Newco shall indemnify the members of the Rhino Group, and hold them harmless from and against any and all damages, losses, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding) arising out of, without duplication:

(a) any Tax for which any member of the Newco Group is liable under this Agreement;

(b) any Rhino Distribution Tax attributable to any act, any failure to act or any omission by any member of the Newco Group; and

(c) any Tax attributable to a misrepresentation or a breach of any warranty, covenant or obligation in this Agreement by any member of the Newco Group.

Section 7.02. Indemnification of Hippo by Newco. Newco shall indemnify the members of the Hippo Group, and hold them harmless from and against any and all damages, losses, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding) arising out of, without duplication:

(a) any Tax for which any member of the Newco Group is liable under this Agreement;

(b) any Hippo Distribution Tax attributable to any act, any failure to act or any omission by any member of the Newco Group; and

(c) any Tax attributable to a misrepresentation or a breach of any warranty, covenant or obligation in this Agreement by any member of the Newco Group.

Section 7.03. Indemnification of Newco by Rhino. Rhino shall indemnify the members of the Newco Group, and hold them harmless from and against any and all damages, losses, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding) arising out of, without duplication:

(a) any Tax for which any member of the Rhino Group is liable under this Agreement;

(b) any Tax imposed on any member of the Newco Group under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local, or foreign Tax law) as a result of such Person having been a member of a Rhino Consolidated Group; and

(c) any Tax attributable to a misrepresentation or a breach of any warranty, covenant or obligation in this Agreement by any member of the Rhino Group to Newco; provided, however, that in the case of any misrepresentation or breach of warranty contained in Section 6.01, such Tax is related to a Pre-Closing Tax Period (using the allocation principles provided in Section 3.03 for any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes but does not end on the Closing Date).

Section 7.04. Indemnification of Newco by Hippo. Hippo shall indemnify the members of the Newco Group, and hold them harmless from and against any and all damages, losses, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding) arising out of, without duplication:

(a) any Tax for which any member of the Hippo Group is liable under this Agreement;

(b) any Tax imposed on any member of the Newco Group under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local, or foreign Tax law) as a result of such Person having been a member of a Hippo Consolidated Group; and

(c) any Tax attributable to a misrepresentation or a breach of any warranty, covenant or obligation in this Agreement by any member of the Hippo

Group to Newco; provided, however, that in the case of any misrepresentation or breach of warranty contained in Section 6.02, such Tax is related to a Pre-Closing Tax Period (using the allocation principles provided in Section 3.03 for any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes but does not end on the Closing Date).

Section 7.05. Indemnification of Hippo by Rhino. Subject to Section 7.07, Rhino shall indemnify the members of the Hippo Group, and hold them harmless from and against any and all damages, losses, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding) arising out of, without duplication:

(a) any Tax attributable to a breach of a representation or warranty contained in Section 5.03(a) or a breach of a covenant contained in Section 5.08, provided that such Tax is not also attributable to any act, misrepresentation, breach, failure to act or omission by (i) any member of the Hippo Group, (ii) any member of the Newco Group not acting in concert with the Rhino Group, or (iii) any third party not acting in concert with the Rhino Group (other than a third party with a plan or intention the Knowledge of which caused a breach of Section 5.03(b)); and

(b) any Tax attributable to a breach of a representation or warranty contained in Section 5.03(b), provided that such Tax is not also attributable to any act, misrepresentation, breach, failure to act or omission by (i) any member of the Hippo Group, (ii) any member of the Newco Group not acting in concert with the Rhino Group, or (iii) any third party not acting in concert with the Rhino Group (other than a third party with a plan or intention the Knowledge of which caused a breach of Section 5.03(b)).

For the avoidance of doubt, if Rhino has an indemnification obligation with respect to a Tax pursuant to this Section 7.05 and Newco has an indemnification obligation with respect to such Tax pursuant to Section 7.02, then subject to Section 7.07, Rhino and Newco shall be jointly and severally liable for such Tax.

Section 7.06. Indemnification of Rhino by Hippo. Subject to Section 7.07, Hippo shall indemnify the members of the Rhino Group, and hold them harmless from and against any and all damages, losses, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding) arising out of, without duplication:

(a) any Tax attributable to a breach of a representation or warranty contained in Section 5.04(a) or a breach of a covenant contained in Section 5.09,

provided that such Tax is not also attributable to any act, misrepresentation, breach, failure to act or omission by (i) any member of the Rhino Group, (ii) any member of the Newco Group not acting in concert with the Hippo Group, or (iii) any third party not acting in concert with the Hippo Group (other than a third party with a plan or intention the Knowledge of which caused a breach of Section 5.04(b)); and

(b) any Tax attributable to a breach of representation or warranty contained in Section 5.04(b), provided that such Tax is not also attributable to any act, misrepresentation, breach, failure to act or omission by (i) any member of the Rhino Group, (ii) any member of the Newco Group not acting in concert with the Hippo Group, or (iii) any third party not acting in concert with the Hippo Group (other than a third party with a plan or intention the Knowledge of which caused a breach of Section 5.04(b)).

For the avoidance of doubt, if Hippo has an indemnification obligation with respect to a Tax pursuant to this Section 7.06 and Newco has an indemnification obligation with respect to such Tax pursuant to Section 7.01, then subject to Section 7.07, Hippo and Newco shall be jointly and severally liable for such Tax.

Section 7.07. Limitation on Damages. With respect to any indemnification obligation by Rhino or Hippo pursuant to Section 7.05 or Section 7.06:

(a) Rhino shall not be liable to any member of the Hippo Group for Taxes described in Section 7.05 to the extent that the amount of such Taxes exceeds the amount of Taxes that would have been imposed if Hippo’s adjusted tax basis in the HippoRx Common Stock were $250 million at the time of the HippoRx Distribution; and

(b) Hippo shall not be liable to any member of the Rhino Group for Taxes described in Section 7.06 to the extent that the amount of such Taxes exceeds the amount of Taxes that would have been imposed if Rhino’s adjusted tax basis in the RhinoRx Common Stock were $250 million at the time of the RhinoRx Distribution.

ARTICLE 8

PAYMENTS

Section 8.01. Payments under this Agreement. Any payment required to be made pursuant to this Agreement by one Party to another Party or Person shall be made according to this Section 8.01.

(a) In General. All payments shall be made within the time prescribed for payment in this Agreement, or if no period is prescribed, within twenty days after delivery of written notice of the payment due and owing, together with a schedule calculating in reasonable detail the amounts that are due and owing. Payments shall be deemed made when received. Any payment that is not made when due shall bear Interest, provided, however, to the extent the amount due and owing is Taxes, such amount shall not begin to accrue Interest pursuant to this Section 8.01(a) until the later of the time prescribed for payment pursuant to this Agreement or the time such Taxes are actually paid by the indemnified Party.

(b) Treatment of Payments.

(i) Payments made pursuant to this Agreement by any member of the Newco Group to any member of the Rhino Group shall be treated for all Tax purposes as distributions occurring immediately before the RhinoRx Distribution, and none of the Parties shall take any position inconsistent with such treatment, except to the extent that a Final Determination with respect to the recipient Party causes any such payment to not be so treated.

(ii) Payments made pursuant to this Agreement by any member of the Newco Group to any member of the Hippo Group shall be treated for all Tax purposes as distributions occurring immediately before the HippoRx Distribution, and none of the Parties shall take any position inconsistent with such treatment, except to the extent that a Final Determination with respect to the recipient Party causes any such payment to not be so treated.

(iii) Payments made pursuant to this Agreement by any member of the Rhino Group to any member of the Newco Group shall be treated for all Tax purposes as a reduction in the distributions occurring before the RhinoRx Distribution, and none of the Parties shall take any position inconsistent with such treatment, except to the extent that a Final Determination with respect to the recipient Party causes any such payment to not be so treated.

(iv) Payments made pursuant to this Agreement by any member of the Hippo Group to any member of the Newco Group shall be treated for all Tax purposes as a reduction in the distributions occurring before the HippoRx Distribution, and none of the Parties shall take any position inconsistent with such treatment, except to the extent that a Final Determination with respect to the recipient Party causes any such payment to not be so treated.

(c) In calculating amounts payable to an indemnified Party, the amount of indemnification payable pursuant to this Agreement shall be computed net of any Tax benefit actually realized by the indemnified Party or any of its Affiliates that is related or attributable to such indemnification.

(d) If, pursuant to a Final Determination, any amount paid by an indemnifying Party pursuant to this Agreement results in any increase in Tax liability or any reduction of a Tax Asset of the indemnified Party, the indemnifying Party shall indemnify the indemnified Party and hold it harmless from any interest or penalty attributable to such increased Tax liability or reduced Tax Asset and shall pay to the indemnified Party, in addition to amounts otherwise owed, an additional amount necessary to reflect the Tax consequences of the receipt or accrual of the relevant payment.

ARTICLE 9

PROCEEDINGS

Section 9.01. Notice. Within ten Business Days after a Party receives a written notice or other information from a Taxing Authority of the existence of a Tax issue relating to the application of Section 355(e) to the Distributions, relating to the qualification of the Distributions as tax-free transactions described in Section 355 of the Code or that may require indemnification pursuant to this Agreement, such Party shall notify the other Parties to this Agreement of such issue, and thereafter shall promptly forward to the other Parties copies of notices and material communications with any Taxing Authority relating to such issue. The failure of one Party to notify the other Parties of any Tax matter shall not relieve such other Party of any liability and/or obligation which it may have under this Agreement with respect to such Tax matter, except to the extent that the indemnifying Party’s rights under this Agreement are materially prejudiced by such failure.

Section 9.02. Proceedings Generally.

(a) Proceedings Relating to Newco Straddle Period Tax Returns. Newco shall control the defense of any Proceeding relating to any Newco Straddle Period Tax Return; provided, however, that (i) with respect to any Proceeding relating to any Pre-Closing Tax Period item for which Rhino might incur liability for Tax under this Agreement, (a) Rhino shall be entitled to participate in the defense of such Proceeding at its own cost and expense; (b) Newco shall keep Rhino informed of all developments relating to such Proceeding on a timely basis, shall in good faith afford Rhino the opportunity to review any submissions related to such Proceeding, shall not unreasonably reject any suggestions made by Rhino with respect to such Proceeding, and shall provide Rhino with final copies of any submissions; and (c) Newco shall not settle or compromise such Proceeding without the consent of Rhino, which consent shall not be unreasonably withheld and (ii) with respect to any Proceeding relating to any Pre-Closing Tax Period item for which Hippo might incur liability for Tax under this Agreement, (a) Hippo shall be entitled to participate in the defense of such Proceeding at its own cost and expense; (b) Newco shall keep Hippo informed of all developments relating to such Proceeding on a timely basis, shall in good faith afford Hippo the opportunity to review any submissions related to such Proceeding, shall not unreasonably reject any suggestions made by Hippo with respect to such Proceeding, and shall provide Hippo with final copies of any submissions; and (c) Newco shall not settle or compromise such Proceeding without the consent of Hippo, which consent shall not be unreasonably withheld.

(b) Proceedings Relating to Rhino Income Tax Returns. Subject to Section 9.03, Rhino shall control the defense of any Proceeding relating to any Rhino Income Tax Return or RhinoRx Non-Income Tax Return and shall conduct such defense in its sole discretion.

(c) Proceedings Relating to Hippo Income Tax Returns. Subject to Section 9.03, Hippo shall control the defense of any Proceeding relating to any Hippo Income Tax Return or HippoRx Non-Income Tax Return and shall conduct such defense in its sole discretion.

Section 9.03. Proceedings Relating To Distribution Taxes.

(a) Subject to Section 9.03(b), Rhino shall control the defense of any Proceeding relating to Rhino Distribution Taxes, provided, however, that to the extent of any issues relating to Rhino Distribution Taxes in respect of which an indemnity may be sought pursuant to Section 7.01, Rhino shall not settle or compromise any such Proceeding without the consent of Newco, which consent shall not be unreasonably withheld. Newco shall be entitled to participate in any Proceeding relating to Rhino Distribution Taxes at its own cost and expense. At the commencement of any such Proceeding, Newco and Rhino shall arrange for a meeting or conference call to plan for the management of such Proceeding. The Parties shall in good faith cooperate with each other in connection with such Proceeding and provide such information to each other as may be necessary or useful with respect to such Proceeding in a timely manner. Rhino shall not unreasonably reject any suggestions made by Newco with respect to any such Proceeding. Rhino shall (A) promptly forward to Newco copies of any correspondence or notices received from any Taxing Authority or judicial authority with respect to such Proceeding relating to Rhino Distribution Taxes and (B) provide Newco with draft copies of any correspondence or filings to be submitted to any Taxing Authority or judicial authority with respect to such Proceeding for Newco’s review and comment reasonably in advance of the date that such correspondence or filings are to be submitted to the Taxing Authority or judicial authority. Rhino shall provide Newco with written notice reasonably in advance of, and Newco shall have the right to attend (or participate in), any meetings (or material conference calls with respect to which Rhino has reasonable advance notice) with Taxing Authorities or before any judicial authorities in connection with such Proceeding. The Parties agree to consult in good faith to determine the submission and content of documentation, protests, memoranda of fact and law and briefs, the conduct of oral arguments and presentations, the selection of witnesses and the negotiation of stipulations of fact in connection with such Proceeding.

(b) If, at any point during a Proceeding relating to Rhino Distribution Taxes, an issue is raised regarding the potential application of Section 355(e) of the Code to the RhinoRx Distribution, Rhino shall immediately notify Hippo and Hippo shall have the right to participate in such Proceeding at its own cost and expense. If, at any point during a Proceeding relating to Rhino Distribution Taxes, Rhino becomes aware of any fact or circumstance indicating a reasonable possibility that an indemnity may be sought pursuant to Section 7.06, Rhino shall immediately notify Hippo and Hippo shall have the right thereafter to jointly control the defense of such Proceeding with Rhino. In no event shall Rhino settle or compromise any Proceeding relating to Rhino Distribution Taxes in respect of which an indemnity may be sought pursuant to Section 7.06 without the consent of Hippo, which consent shall not be unreasonably withheld. If Hippo assumes the joint defense of a Proceeding relating to Rhino Distribution Taxes, Hippo shall not settle or compromise any such Proceeding (i) without the consent of Rhino, which consent shall not be unreasonably withheld and (ii) if Rhino notifies Hippo that an indemnity may be sought pursuant to Section 7.01, without the consent of Newco, which consent shall not be unreasonably withheld. Newco shall be entitled to participate in any such Proceeding at its own cost and expense. At the time Hippo assumes the joint defense of any such Proceeding, Hippo, Newco and Rhino shall arrange for a meeting or conference call to plan for the management of such Proceeding. The Parties shall in good faith cooperate with each other in connection with such Proceeding and provide such information to each other as may be necessary or useful with respect to such Proceeding in a timely manner. Hippo and Rhino shall not unreasonably reject any suggestions made by Newco with respect to any such Proceeding. Each Party shall promptly forward to the other Parties copies of any correspondence or notices received from any Taxing Authority or judicial authority with respect to such Proceeding. Hippo and Rhino shall provide Newco with draft copies of any correspondence or filings to be submitted to any Taxing Authority or judicial authority with respect to such Proceeding for Newco’s review and comment reasonably in advance of the date that such correspondence or filings are to be submitted to the Taxing Authority or judicial authority. Hippo and Rhino shall provide Newco with written notice reasonably in advance of, and Newco shall have the right to attend

(or participate in), any meetings (or material conference calls with respect to which Hippo and Rhino have reasonable advance notice) with Taxing Authorities or before any judicial authorities in connection with such Proceeding. The Parties agree to consult in good faith to determine the submission and content of documentation, protests, memoranda of fact and law and briefs, the conduct of oral arguments and presentations, the selection of witnesses and the negotiation of stipulations of fact in connection with such Proceeding.

(c) Subject to Section 9.03(d), Hippo shall control the defense of any Proceeding relating to Hippo Distribution Taxes, provided, however, that to the extent of any issues relating to Hippo Distribution Taxes in respect of which an indemnity may be sought pursuant to Section 7.02, Hippo shall not settle or compromise any such Proceeding without the consent of Newco, which consent shall not be unreasonably withheld. Newco shall be entitled to participate in any Proceeding relating to Hippo Distribution Taxes at its own cost and expense. At the commencement of any such Proceeding, Newco and Hippo shall arrange for a meeting or conference call to plan for the management of such Proceeding. The Parties shall in good faith cooperate with each other in connection with such Proceeding and provide such information to each other as may be necessary or useful with respect to such Proceeding in a timely manner. Hippo shall not unreasonably reject any suggestions made by Newco with respect to any such Proceeding. Hippo shall (A) promptly forward to Newco copies of any correspondence or notices received from any Taxing Authority or judicial authority with respect to such Proceeding relating to Hippo Distribution Taxes and (B) provide Newco with draft copies of any correspondence or filings to be submitted to any Taxing Authority or judicial authority with respect to such Proceeding for Newco’s review and comment reasonably in advance of the date that such correspondence or filings are to be submitted to the Taxing Authority or judicial authority. Hippo shall provide Newco with written notice reasonably in advance of, and Newco shall have the right to attend (or participate in), any meetings (or material conference calls with respect to which Hippo has reasonable advance notice) with Taxing Authorities or before any judicial authorities in connection with such Proceeding. The Parties agree to consult in good faith to determine the submission and content of documentation, protests, memoranda of fact and law and briefs, the conduct of oral arguments and presentations, the selection of witnesses and the negotiation of stipulations of fact in connection with such Proceeding.

(d) If, at any point during a Proceeding relating to Hippo Distribution Taxes, an issue is raised regarding the potential application of Section 355(e) of the Code to the HippoRx Distribution, Hippo shall immediately notify Rhino and Rhino shall have the right to participate in such Proceeding at its own cost and expense. If, at any point during a Proceeding relating to Hippo Distribution Taxes, Hippo becomes aware of any fact or circumstance indicating a reasonable possibility that an indemnity may be sought pursuant to Section 7.05, Hippo shall immediately notify Rhino and Rhino shall have the right thereafter to jointly control the defense of such Proceeding with Hippo. In no event shall Hippo settle or compromise any Proceeding relating to Hippo Distribution Taxes in respect of which an indemnity may be sought pursuant to Section 7.05 without the consent of Rhino, which consent shall not be unreasonably withheld. If Rhino assumes the joint defense of a Proceeding relating to Hippo Distribution Taxes, Rhino shall not settle or compromise any such Proceeding (i) without the consent of Hippo, which consent shall not be unreasonably withheld and (ii) if Hippo notifies Rhino that an indemnity may be sought pursuant to Section 7.02, without the consent of Newco, which consent shall not be unreasonably withheld. Newco shall be entitled to participate in any such Proceeding at its own cost and expense. At the time Rhino assumes the joint defense of any such Proceeding, Rhino, Newco and Hippo shall arrange for a meeting or conference call to plan for the management of such Proceeding. The Parties shall in good faith cooperate with each other in connection with such Proceeding and provide such information to each other as may be necessary or useful with respect to such Proceeding in a timely manner. Rhino and Hippo shall not unreasonably reject any suggestions made by Newco with respect to any such Proceeding. Each Party shall promptly forward to the other Parties copies of any correspondence or notices received from any Taxing Authority or judicial authority with respect to such Proceeding. Rhino and Hippo shall provide Newco with draft copies of any correspondence or filings to be submitted to any Taxing Authority or judicial authority with respect to such Proceeding for Newco’s review and comment reasonably in advance of the date that such correspondence or filings are to be submitted to the Taxing Authority or judicial authority. Rhino and Hippo shall provide Newco with written notice reasonably in advance of, and Newco shall have the right to attend (or participate in), any meetings (or material conference calls with respect to which Rhino and Hippo have reasonable advance notice) with Taxing Authorities or before any judicial authorities in connection with such Proceeding. The Parties agree to consult in good faith to determine the submission and content of documentation, protests, memoranda of fact and law and briefs, the conduct of oral arguments and presentations, the selection of witnesses and the negotiation of stipulations of fact in connection with such Proceeding.

ARTICLE 10

MISCELLANEOUS PROVISIONS

Section 10.01. Cooperation. The Parties shall each cooperate fully (and each shall cause its respective Affiliates to cooperate fully) with all reasonable requests from the other Parties, or from an agent, representative or advisor to such Parties, in connection with the preparation and filing of Tax Returns, claims for refund, Proceedings, and other matters, in each case, related to Taxes covered by this Agreement. In connection with the foregoing, it is anticipated that, pursuant to the terms of mutually agreeable transition services agreements, each of Rhino and Hippo will provide tax assistance in connection with the preparation of Newco Straddle Period Tax Returns required to be filed by Newco or the RhinoRx Entities and the HippoRx Entities, respectively. In addition, Newco shall provide tax assistance to the extent reasonably requested by Hippo in connection with the preparation of any Hippo Income Tax Return or HippoRx Non-Income Tax Return and to the extent reasonably requested by Rhino in connection with the preparation of any Rhino Income Tax Return or RhinoRx Non-Income Tax Return. Without limiting the foregoing, each of Rhino, Hippo and Newco shall: (i) retain and provide on the reasonable request of either of the other Parties any and all information, including all books, records and documentation, pertaining to Tax matters relating to the RhinoRx Entities (in the case of Rhino or Newco requesting such information) or the HippoRx Entities (in the case of Hippo or Newco requesting such information), any necessary explanations of such information, and access to personnel, until one year after the expiration of the applicable statute of limitation (giving effect to any extension, waiver, or mitigation thereof); (ii) execute any document that may be helpful or necessary in connection with any required Tax Return or in connection with any Proceeding (including any powers of attorney necessary to file Tax Returns in accordance with this Agreement); and (iii) use its best efforts to obtain any documentation from any Taxing Authority or third party that may be necessary or helpful in connection with the foregoing.

Section 10.02. Dispute Resolution. Disputes arising under Section 2.09, Section 3.03 or Section 4.03 and not resolved by mutual agreement within 30 days shall be resolved by a nationally recognized accounting firm with no material relationship with the Parties to such dispute (the “Accounting Referee”), chosen and mutually acceptable to the Parties to such dispute within five days of the date on which the need to choose the Accounting Referee arises. The Accounting Referee shall resolve any disputed items within 30 days of having the item referred to it pursuant to such procedures as it may require. The costs, fees and expenses of the Accounting Referee shall be borne equally by the Parties to the dispute.

Section 10.03. Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to Hippo, to:

AmerisourceBergen Corporation

1300 Morris Drive

Chesterbrook, PA 19087

Attention: General Counsel

Facsimile No.: (610) 727-3612

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell

450 Lexington Avenue

New York, New York 10017

Attention: William H. Aaronson

Facsimile No.: (212) 450-3800

if to Rhino, to:

Kindred Healthcare, Inc.

680 S. Fourth Street

Louisville, Kentucky 40202

Attention: Hank Robinson

Facsimile No.: (502) 596-6363

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Ethan A. Klingsberg

Facsimile No.: (212) 225-3999

if to Newco, RhinoRx or HippoRx to:

the address on Schedule 10.03 (which Schedule may be updated by Newco prior to the Effective Time)

or to such other address or facsimile number as such Party may hereafter specify for the purpose by notice to the other Parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 10.04. Changes in Law.

(a) Any reference to a provision of the Code, Treasury Regulations, or a law of another jurisdiction shall include a reference to any applicable successor provision or law.

(b) If, due to any change in Applicable Law or regulations or their interpretation by any court of law or other governing body having jurisdiction subsequent to the date hereof, performance of any provision of this Agreement or any transaction contemplated hereby shall become impracticable or impossible, the Parties hereto shall use their commercially reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

Section 10.05. Binding Effect; Benefit; Assignment.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties hereto and their respective successors and assigns.

(b) No Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other Party hereto.

Section 10.06. Authority. Each of the Parties hereto represents to each of the other Parties that (a) it has the corporate power (corporate or otherwise) and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

Section 10.07. Entire Agreement. This Agreement, the Master Transaction Agreement, the other Transaction Agreements and the Confidentiality Agreements constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter of this Agreement.

Section 10.08. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 10.09. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by all of the other Parties hereto. Until and unless each Party has received a counterpart hereof signed by the other Party hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 10.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 10.11. Waiver and Amendment.

(a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement or, in the case of a waiver, by each Party against whom the waiver is to be effective.

(b) No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 10.12. Interpretation.

(a) When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of or to this Agreement unless otherwise indicated.

(b) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(c) Unless the context requires otherwise, the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words in this Agreement refer to this entire Agreement.

(d) Unless the context requires otherwise, words in this Agreement using the singular or plural number also include the plural or singular, respectively, and the use of any gender herein shall be deemed to include the other gender.

(e) Except as otherwise specifically provided herein, where any action is required to be taken on a particular day and such day is not a Business Day and, as a result, such action cannot be taken on such day, then this Agreement shall be deemed to provide that such action shall be taken on the first Business Day after such day.

(f) This Agreement was prepared jointly by the Parties and no rule that it be construed against the drafter will have any application in its construction or interpretation.

Section 10.13. Headings. The headings contained in this Agreement are inserted for convenience only and shall not be considered in interpreting or construing any of the provisions contained in this Agreement.

Section 10.14. Exclusivity. Except as otherwise explicitly provided in the Master Transaction Agreement, all matters related to Taxes or Tax Returns of the Parties shall be governed by this Agreement. In the event of a conflict, this Agreement shall govern and control. Notwithstanding any other provision of this Agreement, in no event shall any Party or any other Person be liable for any Taxes, expenses or any other losses or damages of any kind pursuant to this Agreement or otherwise except as expressly set forth herein or in the Master Transaction Agreement.

Section 10.15. Jurisdiction. The Parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement shall be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 10.03 shall be deemed effective service of process on such Party.

Section 10.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO

TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THE TRANSACTION AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Section 10.17. Termination. This Agreement shall be immediately and automatically terminated, without any action by the Parties, if the Master Transaction Agreement is terminated. If this Agreement is terminated, this Agreement shall become void and of no effect without liability of any Party (or any stockholder, director, officer, employee, agent, consultant or representative of such Party) to the other Parties hereto. The provisions of this Article 10, other than Section 10.01, Section 10.02 and Section 10.18, shall survive any termination hereof.

Section 10.18. Survival. The covenants and agreements of the Parties hereunder (including indemnification of the Parties) shall survive until 90 days following the expiration of the applicable statute of limitations (taking into account all extensions thereof), if any, of the claim that gave rise to the indemnification. Notwithstanding the foregoing, in the event of notice for indemnification has been given within the applicable survival period, such indemnification shall survive until such time as such claim is finally resolved.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AMERISOURCEBERGEN CORPORATION

By:	/s/ R. David Yost
Name:	R. David Yost
Title:	CEO

PHARMERICA, INC.

By:	/s/ John G. Chou
Name:	John G. Chou
Title:	Vice President & Secretary

KINDRED HEALTHCARE, INC.

By:	/s/ Paul J. Diaz
Name:	Paul J. Diaz
Title:	President and Chief Executive Officer

KINDRED PHARMACY SERVICES, INC.

By:	/s/ Gregory C. Miller
Name:	Gregory C. Miller
Title:	Senior Vice President, Corporate Development and Financial Planning

SAFARI HOLDING CORPORATION

By:	/s/ David M. Senior
Name:	David M. Senior
Title:	Co-President

By:	/s/ Mark A. McCullough
Name:	Mark A. McCullough
Title:	Co-Treasurer, Co-Secretary